As filed with the Securities and Exchange Commission on December 8, 2015

Registration No. 333-196967

Registration No. 333-167620

Registration No. 333-151962

Registration No. 333-116506

Registration No. 333-101262

Registration No. 333-67292

Registration No. 333-57698

Registration No. 333-51380

Registration No. 333-89891

Registration No. 333-79599

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS

TO

FORM S-8

REGISTRATION STATEMENTS

UNDER

THE SECURITIES ACT OF 1933

Premiere Global Services, Inc.

(Exact name of registrant as specified in its charter)

Georgia	59-3074176
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3280 Peachtree Rd N.E.

The Terminus Building, Suite 1000

Atlanta, Georgia 30305

(Address of Principal Executive Offices and Zip Code)

Premiere Global Services, Inc. 2014 Incentive Plan

Premiere Global Services, Inc. Amended and Restated 2004 Long-Term Incentive Plan, as amended

Premiere Global Services, Inc. Amended and Restated 2000 Directors Stock Plan, as amended

Premiere Global Services, Inc. Amended and Restated 1998 Stock Plan, as amended

Premiere Global Services, Inc. 1995 Stock Plan, as amended

Premiere Global Services, Inc. 401(k) Plan

PTEK Holdings, Inc. Associate Stock Purchase Plan

(Full title of the plans)

L. Scott Askins

Premiere Global Services, Inc.

Executive Vice President, Legal

3280 Peachtree Rd N.E.

The Terminus Building, Suite 1000

Atlanta, Georgia 30305

(404) 262-8400

(Name, address and telephone number, including area code, of agent for service)

Copy to:

David A. Brown

Alston & Bird LLP

The Atlantic Building

950 F Street, NW

Washington, DC 20004-1404

(202) 239-3463

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”), filed by Premiere Global Services, Inc., a Georgia corporation (the “Company”), with the Securities and Exchange Commission:

•	Registration Statement No. 333-196967 filed on Form S-8 on June 23, 2014, which registered the offering of shares of the Company’s common stock, par value $0.01 (“Common Stock”), pursuant to the Company’s 2014 Incentive Plan;

•	Registration Statement No. 333-167620 filed on Form S-8 on June 18, 2010, which registered the offering of shares of Common Stock pursuant to the Company’s Amended and Restated 2004 Long-Term Incentive Plan, as amended (the “2004 Plan”), and the Company’s Amended and Restated 2000 Directors Stock Plan, as amended (the “Directors Plan”);

•	Registration Statement No. 333-151962 filed on Form S-8 on June 26, 2008, which registered the offering of shares of Common Stock pursuant to the 2004 Plan;

•	Registration Statement No. 333-116506 filed on Form S-8 on June 15, 2004, which registered the offering of shares of Common Stock pursuant to the 2004 Plan;

•	Registration Statement No. 333-101262 filed on Form S-8 on November 18, 2002, which registered the offering of shares of Common Stock pursuant to the Directors Plan;

•	Registration Statement No. 333-67292 filed on Form S-8 on August 10, 2001, which registered the offering of shares of Common Stock pursuant to the Company’s 1995 Stock Plan, as amended (the “1995 Plan”);

•	Registration Statement No. 333-57698 filed on Form S-8 on March 27, 2001, which registered the offering of shares of Common Stock and an indeterminate number of participation interests pursuant to the Company’s 401(k) Plan (the “401(k) Plan”) and the offering of shares of Common Stock pursuant to the Company’s Associate Stock Purchase Plan (the “ASPP”);

•	Registration Statement No. 333-51380 filed on Form S-8 on December 6, 2000, which registered the offering of shares of Common Stock pursuant to the Company’s Amended and Restated 1998 Stock Plan, as amended (the “1998 Plan”) and the Directors Plan;

•	Registration Statement No. 333-89891 filed on Form S-8 on October 28, 1999, which registered the offering of shares of Common Stock and an indeterminate number of participation interests pursuant to the 401(k) Plan; and

•	Registration Statement No. 333-79599 filed on Form S-8 on May 28, 1999, which registered the offering of shares of Common Stock pursuant to the 1998 Plan and the ASPP.

Pursuant to an Agreement and Plan of Merger, dated as of September 10, 2015, by and among Pangea Private Holdings II, LLC, a Delaware limited liability company (“Parent”), Pangea Merger Sub Inc., a Georgia corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, on December 8, 2015, Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). In connection with the Merger, as of the date hereof, the offerings of Common Stock and, with respect to the 401(k) Plan, participation interests, pursuant to the Registration Statements have been terminated. The Company hereby removes from registration any and all of the securities registered under the Registration Statements that remain unsold under the Registration Statements as of the filing date of these Post-Effective Amendments.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 8, 2015.

PREMIERE GLOBAL SERVICES, INC.

By:	/s/ L. Scott Askins
Name:	L. Scott Askins
Title:	Executive Vice President, Legal